UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 21, 2004

HOMEBANC CORP.

(Exact name of registrant as specified in its charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(404) 303-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 21, 2004, HomeBanc Corp. (the “Company”) issued a press release (the “Press Release”) announcing the appointment of Mr. John Kubiak as the Company’s Senior Vice President and Chief Investment Officer, effective October 25, 2004. Pursuant to General Instruction F of Form 8-K, the Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 5.02 by reference.

Prior to joining the Company, Mr. Kubiak, 43, served as senior vice president and director of capital markets at Union Planters Corp. in Memphis, Tennessee, since 2001. Prior to joining Union Planters Corp., Mr. Kubiak served for 11 years in various capacities at PNC Financial Services in Pittsburgh, Pennsylvania. Mr. Kubiak received his Bachelor of Science degree in civil engineering in 1983 and his M.B.A. in 1987, both from the University of Pittsburgh.

The Company entered into a Change of Control Agreement (the “Agreement”) with Mr.Kubiak, effective as of October 25, 2004, that includes the terms described below.

In the event of a “Change of Control,” as defined in the Agreement, if Mr. Kubiak’s employment is terminated by the Company, and if it can reasonably be shown that the termination was (i) at the direct request of a third party that had taken steps reasonably calculated to effect a Change of Control after such termination, or (ii) if a Change of Control, as otherwise defined, does in fact occur, then Mr. Kubiak will be entitled to any unpaid base salary, prorated annual bonus and accrued benefits through the termination date. Mr. Kubiak will also be entitled to a severance amount equal to either: (a) the product of 12 times one-twelfth the sum of (i) his base salary as in effect as of the date of termination and (ii) the greater of his average annual bonus earned for the two fiscal years preceding the termination or his target annual bonus for the year of termination (if the termination occurs before, or more than two years after, the occurrence of the Change of Control), or (b) the product of 18 times one-twelfth of the sum of (i) his base salary as in effect as of the date of termination and (ii) the greater of his average annual bonus earned for the two fiscal years preceding the termination or his target annual bonus for the year of termination (if the termination occurs within two years after the occurrence of the Change of Control). The Company will also provide Mr. Kubiak with (1) welfare benefit plan coverage following such termination for one year (or 1.5 years if such termination follows within two years of the Change of Control) or such longer period as may be provided under the terms of the appropriate plan, and (2) outplacement services for a period of one year. In addition, in the event of a Change of Control and Mr. Kubiak’s termination, all of his stock options and other equity awards will become immediately vested and exercisable.

The Company has not entered into an employment agreement with Mr. Kubiak.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release dated October 21, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEBANC CORP.

/s/ Alana L. Griffin
Alana L. Griffin
Senior Vice President, Assistant General Counsel &
Assistant Secretary

Date: October 22, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated October 21, 2004.